UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities.

On February 4, 2016, Cellular Biomedicine Group, Inc. (the “Company”) conducted an initial closing of a financing transaction (the “Financing”), pursuant to which it sold an aggregate of 263,158 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to Wuhan Dangdai Science & Technology Industries Group Inc. (the “Investor”) at $19.00 per share, for total gross proceeds of approximately $5,000,000.  The Investor agreed to purchase, in one or more subsequent closings, up to an additional 2,006,842 shares on or before April 15, 2016, for a potential aggregate raise of $43,130,000.

As additional consideration for the Shares, the Investor is entitled to designate one person to serve as an observer on the board of directors of the Company and any other entity, which is owned or controlled, directly and indirectly, by the Company.

In connection with the Financing, the Company has agreed to file a registration statement covering the resale of the Shares within 90 days of closing. The Company also granted to the Investors certain “piggy-back” registration rights, which are triggered at any time when there is not an effective registration statement covering all of the registrable securities, the Company determines to prepare and file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to an offering of the Company’s securities for the Company’s account or the account of a merger target (subject to certain exceptions, including but not limited to a registration statement on Form S-4 or Form S-8).

The Investor agreed to indemnify the Company and its representatives for any breaches of Investor’s representations, warranties or covenants in the share purchase agreement pursuant to which the Financing was consummated.  The Company agreed to indemnify the Investor and its representatives for any breaches of Investor’s representations, warranties or covenants in the share purchase agreement pursuant to which the Financing was consummated as well as for any transfer taxes incurred.

The issuance of the Shares was made in reliance on the exemption from registration provided by Regulation S under the Securities Act.

The Company will pay a fee in cash equal to 5% of the gross proceeds from non-U.S. investors that were introduced by such finders, which fee will be paid out of the gross proceeds of the Financing.

Item 8.01.         Other Events.

On February 4, 2016, the Company issued a press release announcing the Financing, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement, dated February 4, 2016
99.1	Press Release, dated February 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: February 10, 2016	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer